UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

XAI Floating Rate & Alternative Income Trust
(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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XFLT Board Urges Shareholders to Vote FOR Approval of King Street Sub-Adviser Ahead of
August 6th Special Meeting

A Compelling Majority of Engaged Shareholders Voted “FOR” the King Street Sub-Adviser

Board’s Proposed Liquidity Plan Becomes Effective Upon Approval of The King Street Sub-Advisory Agreement

XFLT Asks Shareholders to Vote Today on the WHITE Proxy Card “FOR” the King Street Sub-Advisory Agreement

CHICAGO – August 3, 2026 – XAI Floating Rate & Alternative Income Trust (XFLT) (the “Fund”) urges shareholders to vote today on the WHITE proxy card “FOR” the long-term appointment of interim sub-adviser Rockford Tower Asset Management, L.L.C. (the “King Street Sub-Adviser”), a wholly owned subsidiary of King Street Capital Management, L.P. (“King Street”), ahead of the reconvened Special Meeting of Shareholders on August 6, 2026.

•	The King Street Sub-Adviser is serving as sub-adviser to XFLT pursuant to an interim contract, as of July 30, 2026. King Street is a leading global alternative asset manager with $30 billion in assets under management, a 30-year track record, and a proven CLO platform and broader investment capabilities.

•	Preliminary voting indicates that votes “FOR” the King Street Sub-Adviser by engaged shareholders would have approved the proposal on July 30th if not for the impact of shares voted to Abstain.

•	Voting today to approve the long-term appointment of the King Street Sub-Adviser effectuates implementation of the Board’s proposed liquidity plan, including an initial tender offer and a discount management program consisting of two contingent tender offers, occurring approximately 13 and 25 months after the completion of the initial tender offer.

The Board's Proposal Is Gaining Support From Engaged Shareholders and Third Parties.

Preliminary voting has shown that more than two-thirds of engaged shareholders, excluding shares voted to Abstain, have voted in favor of the Board's proposal, which has also gained support from prominent third parties. Two leading independent proxy advisory firms, Institutional Shareholder Services Inc. (ISS) and Glass, Lewis & Co. LLC, each recommend voting “FOR” the Board’s proposal. In addition, a leading subscription-based investment group on Seeking Alpha recently published a recommendation for XFLT shareholders to vote “FOR” the Board’s proposal.

Octagon Has Been Terminated as of July 30th and Has No Role in the Management of the Fund.

The terminated sub-adviser Octagon has no authority to implement their proposed plan. Octagon’s ideas regarding fees, governance, Fund structure and liquidity are not binding commitments, are not before shareholders for approval and cannot be implemented by Octagon. By contrast, approval of the Board’s proposal allows the Fund to continue with the King Street Sub-Adviser and move forward with the Board’s concrete shareholder liquidity program. A vote “AGAINST” does not implement any of Octagon’s ideas, nor would it return Octagon to the Fund.

Shareholders’ Vote Will Determine the Future of the Fund. Shareholders Should Vote Today “FOR” Approval of the King Street Sub-Advisory Agreement.

How to Vote:

The Board urges XFLT shareholders to follow recommendations from Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co. LLC ("Glass Lewis"), the leading independent proxy advisory firms, and vote “FOR” the King Street Sub-Adviser on the WHITE proxy card. Use one of the following options to vote:

•	By Internet: Visit the website listed on your WHITE proxy card, enter your control number and follow the simple on-screen instructions.

•	By Phone: Call the toll-free number listed on your WHITE proxy card.

•	By Mail: Sign and return the WHITE proxy card in the enclosed postage-paid envelope.

If you previously voted and want to change your vote to vote “FOR” the King Street Sub-Adviser, all you need to do is vote again following the instructions above.

If you have any questions or need assistance voting your shares, please contact our proxy solicitation firm, Okapi Partners LLC, toll-free at (855) 305-0855 or by email at XAI@OkapiPartners.com.

About XA Investments

XA Investments LLC is a Chicago-based firm founded by XMS Capital Partners in 2016. XAI serves as the investment adviser for two listed closed-end funds and an interval closed-end fund. In addition to investment advisory services, the firm also provides investment fund structuring and consulting services focused on registered closed-end funds to meet institutional client needs. XAI offers custom product build and consulting services, including product development and market research, marketing and fund management. XAI believes that the investing public can benefit from new vehicles to access a broad range of alternative investment strategies and managers. For more information, please visit www.xainvestments.com.

About King Street Capital Management

King Street is a global alternative investment firm founded in 1995 that manages $30 billion in assets across public and private markets. The firm marries rigorous fundamental research with tactical trading and differentiated sourcing capabilities to identify investment opportunities across asset classes, up and down the capital structure. For more information, please visit www.kingstreet.com. Follow King Street Capital Management (https://edge.prnewswire.com/c/link/?t=0&l=en&o=4669072-1&h=2386047654&u=https%3A%2F%2Fwww.linkedin.com%2Fcompany%2Fkingstreet-capital-management&a=King+Street+Capital+Management) on LinkedIn.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negatives of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Many factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities held by the Fund, the conditions in the U.S. and international financial and other markets, the price at which Fund shares trade in the public markets and other factors. Although the Fund believes that the expectations expressed in such forward-looking statements are reasonable, actual results could differ materially from those expressed or implied in such forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements, which are made as of the date of this press release. Except for the Fund’s ongoing obligations under the federal securities laws, the Fund does not intend, and the Fund undertakes no obligation, to update any forward-looking statement.

This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Past performance is no guarantee of future results. An investment in the Fund involves risk, including the possible loss of principal. Investors should consider the Fund’s investment objectives, risks, charges, and expenses carefully before investing. Please refer to the Fund’s filings with the Securities and Exchange Commission for additional information.

Media Contact:

XA Investments LLC
Kim Shepherd
Senior Consultant
kshepherd@xainvestments.com
312-623-5123
www.xainvestments.com

Prosek Partners

Pro-XAI@Prosek.com